Exhibit 99.7

CONSENT of FIG PARTNERS, LLC

We hereby consent to the filing of our opinion letter, dated December 11, 2018, to the board of directors of Delmar Bancorp (the “Company”), as an exhibit to the Company’s Registration Statement on Form S-4, as amended (File No. 333-230599) (the “Registration Statement”), as filed with the Securities and Exchange Commission, relating to the proposed share exchange between the Company and Virginia Partners Bank, and to the references to our firm and such opinion in the Registration Statement and the Proxy Statement/Prospectus included as part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Sincerely,

July 3, 2019

FIG PARTNERS, LLC